Exhibit g

                      FORM OF CUSTODIAN SERVICES AGREEMENT

      THIS AGREEMENT is made as of January 1, 2006 by and among EACH MANAGEMENT INVESTMENT COMPANY registered under the 1940 Act (as defined below) IDENTIFIED ON EXHIBIT A HERETO (each a "FUND" and collectively the "FUNDS") ON BEHALF OF EACH OF ITS SERIES OR PORTFOLIOS IDENTIFIED ON EXHIBIT A (each a "PORTFOLIO" and collectively the "PORTFOLIOS") (together with each other Fund and Portfolio thereof made subject to this Agreement in accordance with Section 13(c) below, and State Street Bank and Trust Company, a Massachusetts trust company (the "CUSTODIAN").

      WHEREAS, the Custodian is a bank having at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the portfolio securities and other assets of investment companies; and

      WHEREAS, each of the Funds on behalf of each of its Portfolios wishes to retain the Custodian to act as custodian of its portfolio securities and other assets, and the Custodian has indicated its willingness to so act;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    DEFINITIONS. As used in this Agreement:

      "AUTHORIZED PERSON" means any of the persons duly authorized by the applicable Fund Board to give Proper Instructions on behalf of the Fund or its Portfolios as set forth in a certificate along with any limitations on such Persons' scope of authority, such certificate to be executed by the Secretary or Assistant Secretary of the applicable Fund, as the same may be revised from time to time.

      "BOARD" means the Board of Trustees or Directors of the applicable Fund.

      "CEA" means the Commodities Exchange Act, as amended, and "CFTC" means the Commodity Futures Trading Commission.

      "DOMESTIC SECURITIES" means securities and other Financial Assets or instruments and other investments of a Portfolio to be held in places within the United States.

      "FEDERAL SECURITIES LAWS" has the meaning set forth in Section (e)(1) of Rule 38a-1 promulgated under the 1940 Act.

      "FINANCIAL ASSETS" has the meaning set forth in the Uniform Commercial
Code.

      "FOREIGN ASSETS" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

      "FOREIGN CUSTODY MANAGER" has the meaning set forth in Section (a)(3) of Rule 17f-5 promulgated under the 1940 Act.

      "FOREIGN SECURITIES" means securities and other Financial Assets of a Portfolio for which the primary market is outside the United States.

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      "FOREIGN SECURITIES DEPOSITORY" means a foreign securities clearing system qualifying as an Eligible Securities Depository (as defined in Section (b)(1) of Rule 17f-7 under the 1940 Act) that is listed on SCHEDULE B annexed hereto, as amended from time to time pursuant to Section 4.5 hereof.

      "FOREIGN SUB-CUSTODIAN" means a foreign banking institution qualifying as an Eligible Foreign Custodian (as defined in Section (a)(1) of Rule 17f-5 promulgated under the 1940 Act) that has been selected by the Custodian and is listed on SCHEDULE A annexed hereto, as amended from time to time pursuant to
Section 4.2 hereof.

      "GOVERNING DOCUMENTS" means, with respect to each of the Portfolios, (i) the declaration of trust or other constituting document of the Fund of which the Portfolio is a series or portfolio, (ii) the currently effective prospectus under the 1933 Act, (ii) the most recent statement of additional information, and (iii) a certified copy of the Board approving the engagement of the Custodian to act as custodian of the securities and other assets of its Portfolio(s).

      "NASD" means The National Association of Securities Dealers, Inc.

      "1940 ACT" means the Investment Company Act of 1940, as amended.

      "PROPER INSTRUCTIONS" means written instructions given by an Authorized Person to the Custodian in such form and manner as the Custodian and the Funds shall agree upon from time to time, including communications effected directly between protected electro-mechanical or electronic devices, in each case in accordance with such testing and authentication procedures as may be agreed to from time to time by the Custodian and the Funds ("WRITTEN INSTRUCTIONS") and, subject to any limitations in scope of authority, may be oral instructions ("ORAL INSTRUCTIONS") received by the Custodian in such manner and with such testing and authentication procedures as the Custodian and the Funds shall agree upon from time to time, from a person reasonably believed by the Custodian to be an Authorized Person. It being understood that the Funds must follow security procedures, including but not limited to, those selected by the Fund via the form of Funds Transfer Addendum to this Agreement. "SPECIAL INSTRUCTIONS" shall be Written Instructions accompanied by a copy of a resolution by the appropriate Board authorizing the action, or, if so approved by the Board, Written Instructions given by two Authorized Persons with authority to give such Special Instructions.

      "REPO CUSTODIAN" means a custodian appointed by a Fund for the purpose of engaging in repurchase agreement transactions.

      "SEC" means the Securities and Exchange Commission.

      "SHARES" mean the shares of beneficial interest of any Portfolio.

      "TRANSFER AGENT" means, with respect to each Fund, the transfer agent appointed by its Board.

      "UNDERLYING FUND SHARES" means uncertificated shares of registered "investment companies" (as defined in Section 3(a)(1) of the 1940 Act), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii)of the 1940 Act) or otherwise excluded from the restrictions imposed by Section 12(d)(1), including pursuant to Section 12(d)(1)(E) and (F), of the 1940 Act.

      "UNDERLYING TRANSFER AGENT" means the transfer agent with respect to Underlying Fund Shares.

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      "U.S. CLEARING SYSTEM" means a clearing agency located in the United
States which is registered with the SEC as a clearing agency under Section 17A of the 1934 Act or a book-entry system authorized by the U.S. Department of the Treasury.

2.    APPOINTMENT OF CUSTODIAN; GENERAL DUTIES.

      2.1. APPOINTMENT.

      (a) Each of the Funds hereby appoints the Custodian as the custodian of the securities and other assets of each of its Portfolios, including Domestic Securities and Foreign Securities.

      (b) Each of the Funds has provided the Custodian with a copy of its Governing Documents, and will provide the Custodian with a copy of amendments, supplements and modifications thereof from time to time.

      (c) The Custodian hereby accepts appointment as custodian of the securities and assets of the Portfolios of the Funds and agrees to perform the duties of such custodian in accordance with the provisions of this Agreement.

      2.2. DELIVERY OF PORTFOLIO ASSETS.

      (a) Each Fund, on behalf of its Portfolio(s), shall deliver to the Custodian all securities and cash of such Portfolio(s), and from time to time all payments of income, payments of principal or capital distributions received by it with respect to Portfolio securities, and the cash consideration received by it for such new or treasury Shares representing interests in its Portfolio(s) as may be issued or sold from time to time.

      (b) The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions, including without limitation Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio, (ii) held by a sub-custodian authorized pursuant to Section 2.6(c) hereof, (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s), or (iv) delivered or otherwise removed from the custody of the Custodian in advance of payment therefor pursuant to Section 2.5(vii) hereof. With respect to Underlying Fund Shares, the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

      2.3. RELIANCE ON INSTRUCTIONS AND AUTHORITY.

      (a) Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund's Treasurer or Secretary, a certificate setting forth:
(i) the names, titles, signatures and scope of authority of all Authorized Persons who are authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund, (ii) the names, titles and signatures of those Authorized Persons, if any who are authorized to give Special Instructions, and (iii) a copy of resolutions of the Boards of the applicable Funds adopting the authorizations referred to in the preceding clauses (i) and (ii). Such certificate maybe accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

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      (b) The Custodian will be protected in acting upon any Proper or Special
Instructions which are transmitted with testing or authentication pursuant to terms and conditions agreed to by the Custodian and the Fund from time to time, provided that such instructions comply with the other provisions of this Agreement. The Funds shall promptly confirm any Oral Instructions with Written Instructions, provided that failure of such confirming Written Instructions to be received by the Custodian shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions, and provided further that if Written Instructions confirming Oral Instructions are inconsistent with such Oral Instructions, any actions of the Custodian prior to receipt of such Written Instructions shall not be invalidated and the only obligation of the Custodian in connection therewith shall be to promptly notify the Fund of such inconsistency.

      (c) The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence
(i) of the authority of any person to act in accordance with such resolution or
(ii) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

      2.4. BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

      2.5. PAYMENT OF FUND MONEYS. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

            (i) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (A) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 3.3 hereof or in proper form for transfer; (B) in the case of a purchase effected through a U.S. Clearing System, in accordance with the conditions set forth in Section 3.5 hereof; (C) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 3.7 hereof; (D) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and a bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the portfolio; or (E) for transfer to a time deposit account of the Fund in any bank; such transfer may be effected prior to

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receipt of a confirmation from a broker and/or the applicable bank pursuant to
Proper Instructions from the Fund as defined herein.

            (ii) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 3.2(viii) hereof;

            (iii) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

            (iv) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

            (v) For the payment of any dividends on Shares declared pursuant to the Fund's Governing Documents;

            (vi) For payment of the amount of dividends received in respect of securities sold short;

            (vii) Upon the purchase of domestic investments, including without limitation repurchase agreement transactions involving delivery of Portfolio monies to a Repo Custodian, in advance of delivery of the purchased securities, in accordance with written Proper Instructions that set forth (A) the amount of such payment and (B) the person(s) to whom such payment is made; and

            (viii) For any other proper purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio setting forth (A) the amount of such payment and (B) the person(s) to whom such payment is made.

      2.6. APPOINTMENT OF AGENTS.

      (a) The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent, as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. (The Underlying Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.6 or any other provision of this Agreement.)

      (b) Upon receipt of Proper Instructions, which shall include appropriate certification as to authorization by the Board on behalf of the applicable Portfolio(s), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, including without limitation any Repo Custodian or other sub-custodian appointed by a Fund for special purposes, provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

      (c) The Custodian may employ as sub-custodian for each Fund's Foreign Securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in SCHEDULES A AND B hereto, but only in accordance with the applicable provisions of Section 4 hereof.

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      2.7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its
discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

            (i) Surrender securities in temporary form for securities in definitive form;

            (ii) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

            (iii) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

      2.8 RECORDS AND REPORTS.

      (a) The Custodian shall, with respect to each Portfolio, create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 3la-1 and 31a-2 thereunder.

      (b) All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC.

      (c) The Custodian shall promptly provide or otherwise make available to the Funds on a daily or less frequent basis, such notifications, reports, statements, summaries, schedule, balances and trial balances, rollforwards, reconciliations and other information as may be mutually acceptable to the Funds and the Custodian, which may be included on a schedule to this Agreement.

      2.9. ACCOUNTANTS; COMPLIANCE MATTERS.

      (a) The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N-lA or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

      (b) The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants and other third parties on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Clearing System or a Foreign Securities Depository, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

      (c) The Custodian further agrees to provide such information and assistance from time to time as may be reasonably requested by any of the Funds in connection with the Custodian's compliance procedures as applicable to the Funds and the Funds' periodic compliance audits of the Custodian. Without limiting the preceding sentence, the Custodian agrees to provide: (i), in connection with the Funds' compliance programs pursuant to Rule 38a-1 promulgated under the 1940

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Act, such periodic reports, documentation and certifications as the any of the
Fund or their respective compliance officers may reasonably request, and periodic notification of any Material Compliance Matter (as such term is defined in Rule 38a-1 under the 1940 Act) that comes to the attention of the Custodian;
(ii) sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 applicable to services for the Funds; and (iii) a copy of each Type II SAS 70 audit report prepared by an independent third party with respect to services hereunder.

      2.10. ADVANCES BY THE CUSTODIAN. The Custodian may, in its sole discretion, advance funds on behalf of any of the Portfolios to make any payment permitted by this Agreement upon receipt of any proper authorization by the applicable Fund required by this Agreement for such payments on behalf of the Portfolio. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Portfolio's account with the Custodian, or for any other reason), any such overdraft or related indebtedness shall be deemed for purposes of this Agreement a loan made by the Custodian to the Fund for the account of the Portfolio payable on demand. Such overdraft shall bear interest at the current rate charged by the Custodian for such loans unless the Fund on behalf of the Portfolio shall provide the Custodian with compensating balances. Each of the Funds agrees that the Custodian shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by the Custodian for the benefit of the applicable Portfolio or in which the applicable Portfolio has an interest and which is then in the Custodian 's possession or control (or in the possession or control of any third party acting on the Custodian's behalf). Each of the Funds authorizes the Custodian, in the Custodian's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the applicable Portfolio on the Custodian's books. In addition, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's Financial Assets and other assets to the extent necessary to obtain reimbursement; provided, however, the Custodian shall have provided the Fund three (3) days' notice with respect thereto.

      2.11. CONTINGENCY FACILITIES. In order to minimize the disruption of the services to be provided under this Agreement or any exhibit, schedule or annex hereto, the Custodian shall implement and maintain directly or through third parties contingency facilities and procedures reasonably designed to provide for periodic back-up of the computer files and data with respect to the Portfolios and emergency use of electronic data processing equipment to provide services under this Agreement. In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian's control, the Custodian shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions.

3.    CUSTODY WITH RESPECT TO DOMESTIC SECURITIES

      3.1. HOLDING DOMESTIC SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all Domestic Securities owned by such Portfolio other than (i) securities which are maintained pursuant to Section 3.5 in a U.S. Clearing System and (ii) Underlying Fund Shares owned by each Fund which are maintained pursuant to Section 3.7 hereof in an account with the Underlying Transfer Agent.

      3.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver Domestic Securities owned by a Portfolio held by the Custodian, in a U.S. Clearing System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

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            (i) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

            (ii) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

            (iii) In the case of a sale effected through a U.S. Clearing System, in accordance with the provisions of Section 3.5 hereof;

            (iv) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

            (v) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            (vi) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            (vii) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

            (viii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (ix) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (x) For delivery in connection with any loans of securities made by the Portfolio (A) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian, in its capacity as custodian hereunder, will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (B) to the lending agent, or the lending agent's custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

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                                        9

            (xi) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

            (xii) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

            (xiii) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the CEA, relating to compliance with the rules of the CFTC and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

            (xiv) Upon the sale or other delivery of such investments (including, without limitation, to one or more sub-custodians authorized pursuant to Section 2.6(b), as set forth in written Proper Instructions, provided that such Proper Instructions shall set forth (x) the securities of the Portfolio to be delivered and (y) the person(s) to whom delivery of such securities shall be made;

            (xv) Upon receipt of instructions from the Fund's Transfer Agent for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio, in satisfaction of requests by holders of Shares for repurchase or redemption;

            (xvi) In the case of a sale processed through the Underlying Transfer Agent for Underlying Fund Shares, in accordance with Section 3.7 hereof; and

            (xvii) For any other proper purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio specifying (A) the securities of the Portfolio to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

      3.3 REGISTRATION OF SECURITIES. Domestic Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with affiliated registered management investment companies, or in the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

      3.4 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 3.2(xiv) or purchased pursuant to
Section 2.5(vii), and subject to the last sentence of Section 3.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered Domestic Securities held hereunder to which each Portfolio shall be entitled

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either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer Domestic Securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of
Section 3.2 (x) shall be the responsibility of the applicable Fund. The Custodian, in its capacity as custodian hereunder, will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

      3.5 DEPOSIT OF FUND ASSETS IN U.S. CLEARING SYSTEMS. The Custodian may deposit and/or maintain securities or other Financial Assets owned by a Portfolio in a U.S. Clearing System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

      3.6. SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, which may be continuing instructions, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 3.5 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the CEA), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose in accordance with Proper Instructions.

      3.7 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Fund Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent, provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio. The records of the Custodian with respect to Underlying Fund Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Fund Shares belonging to each Portfolio.

      3.8. OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to Domestic Securities of each Portfolio held by it and in connection with transfers of securities.

      3.9. VOTING DOMESTIC SHARES. The Custodian shall, with respect to the Domestic Securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

      3.10. COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES.

      (a) The Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information and notices received by the Custodian from issuers with regard to the securities being held for the Portfolio and/or any corporate action by such issuer affecting such securities (including without limitation stock splits, stock dividends, reorganizations, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio).

      (b) With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action, which deadline shall in no event be longer than three (3) business days. The Custodian shall inform the Fund or its appointed investment adviser of pertinent deadlines in each case.

4.    CUSTODY WITH RESPECT TO FOREIGN SECURITIES

      4.1. FOREIGN CUSTODY MANAGER.

      (a) Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5 under the 1940 Act, the responsibilities set forth in Sections 4.1 through 4.4 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

      (b) The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on SCHEDULE A to this Agreement, which list of countries may be amended from time to time by any Fund with the consent of the Foreign Custody Manager, which consent will not be unreasonably withheld. SCHEDULE A further lists the Foreign Sub-Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios.

      (c) Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on SCHEDULE A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall, to the extent any particular Fund has or will have Foreign Assets, be deemed to be a Proper Instruction to open an account or to place or maintain Foreign Assets in each country listed on Schedule A in which the Custodian has previously placed or currently maintains such Fund's Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

      (d) The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon at least 60 days (or such longer period which the parties may agree) prior written notice to the Fund.

      4.2 FOREIGN SUB-CUSTODIANS.

      (a) Subject to the provisions of this Section 4, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of a Foreign Sub-Custodian in each country listed on SCHEDULE A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Foreign Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) under the 1940 Act.

      (b) The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Foreign Sub-Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

      (c) In each case in which the Foreign Custody Manager maintains Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Foreign Sub-Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Foreign Sub-Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with any Foreign Sub-Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 4.3 hereunder.

      (d) For purposes of this Section 4, the applicable Board shall be deemed to have considered and determined, or in the event such Board shall have delegated to the applicable Adviser such duty in accordance with Rule 17f-5, such Adviser shall be deem to have considered and determined, to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country listed on SCHEDULE A (for which the Custodian is serving as Foreign Custody Manager of the Portfolios). For these purposes, "COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure, (including any Foreign Securities Depositories operating in that country) prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

      4.3. REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from any Foreign Sub-Custodian and the placement of such Foreign Assets with another Foreign Sub-Custodian by providing the Board an amended SCHEDULE A at the end of the calendar quarter in which an amendment to such schedule has occurred. The Foreign Custody Manager shall make reasonably prompt written reports to the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 4 after the occurrence of the material change.

      4.4. REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section
(a)(7) of Rule 17f-5 under the 1940 Act. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

      4.5. FOREIGN SECURITIES DEPOSITORIES. The Custodian shall provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Securities Depositories set forth on SCHEDULE B hereto, in accordance with Section (a)(1)(i)(A) of Rule 17f-7 under the 1940 Act. The Custodian shall monitor such risks on a continuing basis, shall promptly notify the Fund of any material change in such risks, in accordance with Section
(a)(1)(i)(B) of Rule 17f-7 and the Funds shall, as soon as reasonably practicable and via Proper Instructions to the Custodian, withdraw the Fund's assets from such Depository if such Depository no longer meets the requirements of Rule 17f-7. SCHEDULE B shall be updated from time to time by the Custodian's provision to the Fund of an updated SCHEDULE B at the end of the calendar quarter in which an amendment to such schedule has occurred.

      4.6. HOLDING FOREIGN SECURITIES.

      (a) The Custodian shall identify on its books as belonging to the Portfolios the Foreign Securities held by each Foreign Sub-Custodian or Foreign Securities Depository. The Custodian may hold Foreign Securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to Foreign Securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

      (B) Foreign securities shall be maintained in a Foreign Securities Depository in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

      4.7. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

      (a) The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities Depository account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            (i) Upon the sale of such Foreign Securities for the Portfolio in accordance with market practice for institutional customers in the country where such Foreign Securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment, provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or (B) in the case of a sale effected through a Foreign Securities Depository, in accordance with the rules governing the operation of the Foreign Securities Depository;

            (ii) In connection with any repurchase agreement related to Foreign Securities;

            (iii) To the depository agent in connection with tender or other similar offers for Foreign Securities of the Portfolios;

            (iv) To the issuer thereof or its agent when such Foreign Securities are called, redeemed, retired or otherwise become payable;

            (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

            (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom;

            (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

            (viii) In the case of warrants, rights or similar Foreign Securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

            (ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

            (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

            (xi) Upon the sale or other delivery of such Foreign Securities (including, without limitation, to one or more Repo Custodians or other sub-custodians authorized pursuant to Section 2.6(b)) in advance of payment therefor, provided that applicable Proper Instructions shall set forth (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery shall be made;

            (xii) In connection with the lending of Foreign Securities; and

            (xiii) For any other purpose, but only upon receipt of Special Instructions specifying (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

      (b) Upon receipt of Proper Instructions, which may be standing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities Depository to pay out, monies of a Portfolio in the following cases only:

            (i) Upon the purchase of Foreign Securities for the Portfolio in accordance with market practices for institutional customers in the country where such Foreign Securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such Foreign Securities provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or

(B) in the case of a purchase effected through a Foreign Securities Depository, in accordance with the rules governing the operation of such Foreign Securities Depository;

            (ii) In connection with the conversion, exchange or surrender of Foreign Securities of the Portfolio;

            (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

            (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

            (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

            (vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), in advance of delivery of the purchased securities, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person(s) to whom payment shall be made;

            (vii) For payment of part or all of the dividends received in respect of securities sold short;

            (viii) In connection with the borrowing or lending of Foreign Securities; and

            (ix) For any other proper purpose, but only upon receipt of Special Instructions specifying (A) the amount of such payment and (B) the person(s) to whom such payment is to be made.

      4.7A. MARKET CONDITIONS.

      (a) Except as more particularly set forth in Sections 4.7(a)(i) and 4.7(b)(i), settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs.

      (b) The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

      4.8. REGISTRATION OF FOREIGN SECURITIES. The Foreign Securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

      4.9. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section 4.9 shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, the Commonwealth of Massachusetts.

      4.10. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

      4.11. SHAREHOLDER VOTING RIGHTS. With respect to the Foreign Securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

      4.12. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the Foreign Securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer and shall promptly forward to the Foreign Sub-Custodian or the issuer, as applicable, any instructions, forms or other documents as the Custodian shall receive from the Fund in connection therewith. All primary written communications to the Funds with respect to Foreign Securities shall be in English. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action. The Custodian shall inform the Fund or its duly appointed investment adviser of pertinent deadlines in each case.

      4.13. LIABILITY IN RESPECT OF FOREIGN ASSETS.

      (a) Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall meet the requirements set forth in Rule 17f-5. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign

Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

      (b) The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

      (c) Subject to and to the extent of receipt by the Custodian of relevant and necessary information with respect to the Funds and Portfolios that the Custodian has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and
(iii) provide to the Funds such information actually received by the Custodian that could, in the Custodian's reasonable belief and sole discretion, assist any of the Funds in their submission of any reports or returns with respect to taxes, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered any Fund's tax advisor or tax counsel. Other than the servicing responsibilities identified herein, the Custodian shall have no responsibility or liability for any tax payment obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information. Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on any of the Funds by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations. Each of the Funds agrees that the Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio's transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions and holdings.

5.    PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

      (a) The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

      (b) From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of

Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

6. COMPENSATION OF CUSTODIAN The Custodian shall be entitled to compensation for its services and expenses as Custodian as set forth on EXHIBIT C annexed hereto.

7. ADDITIONAL SERVICES. The Funds engage the Custodian to provide, and the Custodian agrees to provide those additional services (if any) set forth in EXHIBIT D annexed hereto.

8.    STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

      (a) In performing all responsibilities delegated to it under this Agreement (including without limitation in regard to its capacity as Foreign Custody Manager), the Custodian agrees to exercise reasonable care, prudence and diligence and shall not be liable for any damages arising out of the Custodian's performance of or failure to perform its duties under this Agreement except to the extent that such damages are reasonably foreseeable and arise directly out of the Custodian's willful misfeasance, bad faith, negligence or otherwise from a breach of this Agreement.

      (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) the Custodian shall not be liable so long as and to the extent that it is in the exercise of reasonable care, for any defect in the title, validity or genuineness of any property or in the evidence of title thereto received by it or delivered by it pursuant to this Agreement, (ii) the Custodian shall not be liable for losses suffered by any of the Funds due to factors beyond the Custodian's reasonable control (including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, terrorism, nationalization or expropriation, currency restrictions, or failure of the mails, transportation, communication or power supply), provided that the Custodian has acted in accordance with the provisions of Section 2.11 above. Further, the Custodian shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction delivered in accordance with Section 2.3(b) hereof.

      (c) The Custodian shall be entitled to receive at its own expense and act upon advice of counsel on all matters, and shall not be liable for any action taken or omitted in good faith pursuant to the advice of counsel for the applicable Fund or (at the expense of the Custodian) such other counsel.

      (d) The applicable Fund shall indemnify and hold harmless the Custodian and its affiliates from all taxes, charges, assessments, claims and liabilities (including, without limitation, liabilities arising under the Federal Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including without limitation reasonable attorneys' fees and disbursements, arising directly from any action or omission to act which the Custodian or its affiliate takes in accordance with the terms of this Agreement; provided that the Custodian and its affiliates shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of the Custodian's or any of its affiliates' own willful misfeasance, bad faith, negligence or breach of this Agreement.

      (e) The Custodian shall indemnify and hold harmless the Funds from all taxes, charges, assessments, claims and liabilities arising directly from the Custodian's failure to meet its obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Federal Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including without limitation reasonable attorneys' fees and disbursements, to the extent that such damages are reasonably foreseeable and arise directly out of the Custodian's or any of its affiliates' own willful misfeasance, bad faith, negligence or breach of this Agreement, provided that the Funds shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of any Fund's own willful misfeasance, bad faith, negligence or breach of this Agreement. The Custodian agrees to provide the Funds with summaries of its insurance for errors and omissions insurance and fidelity bonds, and agrees to provide updated summaries annually or as requested by the Funds.

      (f) In order that the indemnification provisions contained in this Section 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

      (h) The provisions of this Section 8 shall survive termination of this Agreement.

9.    DURATION AND TERMINATION.

      (a) This Agreement shall be effective on the date first written above and shall continue for a period of one (1) year.

      (b) Notwithstanding the preceding clause (a) of this Section 9, the Funds may terminate the services of the Custodian under this Agreement by providing thirty (30) days written notice in the event that the Custodian (i) shall fail in any material respect to perform its duties and obligations hereunder pursuant to the applicable standard of care set forth herein, the Funds shall have given written notice thereof, and such material failure shall not have been remedied to the reasonable satisfaction of the Funds within thirty (30) days after such written notice is received, or (ii) shall have ceased to be qualified as a custodian under the 1940 Act, shall be indicted for a crime, shall commence any bankruptcy or insolvency proceeding or have such a proceeding initiated against it which shall not be dismissed within 60 days, or shall suffer any other material adverse change in its condition, operations or professional reputation that is determined by the Funds in their reasonable discretion to threaten the continuing performance of services hereunder or the reputation of the Funds.

      (c) Termination of this Agreement with respect to the coverage of any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

      (d) Upon termination of the Agreement or termination of its coverage with respect to any Fund or Portfolio, the applicable Funds shall pay to the Custodian such compensation and reimbursement of costs as may have accrued to the effective date of such termination (or with respect to the applicable Fund with respect to a coverage termination).

      (e) If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, transfer such securities, funds and other properties in accordance with such resolution. In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $250,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. All expenses associated with the transfer of custody hereunder upon termination hereof shall be borne by the respective Funds (except as may be specifically agreed in writing by the parties in relation to special arrangements.

      (f) In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

      (g) Notwithstanding any provision of this Section 9 to the contrary, in the event that this Agreement is terminated in its entirety, the parties agree that this Agreement shall remain in full force and effect for such extended period of time, not to exceed in any event one year, as the parties mutually agree is necessary for the Custodian to deliver the books and records and any other properties of the Funds held hereunder by the Custodian to a successor custodian in an orderly manner.

      (h) Any termination of services under this Agreement shall not affect the rights and obligations of the parties under Sections 8 and 10 hereof.

10.   CONFIDENTIALITY.

      (a) The Custodian agrees to keep confidential, and to cause its employees and agents to keep confidential, all records of the Funds and information relating to the Funds, including without limitation information as to their respective shareholders and their respective portfolio holdings, unless the release of such records or information is made in connection with the services provided under this Agreement, at the written direction of the applicable Fund or otherwise consented to, in writing, by the respective Funds. The Fund agrees that such consent shall not be unreasonably withheld where the Custodian may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information derived in connection with the services provided under this Agreement. Notwithstanding the foregoing, the Custodian may aggregate Fund or

Portfolio data with similar data of other customers of the Custodian ("AGGREGATED DATA") and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents such a sufficiently large sample that no Fund or Portfolio data can be identified either directly or by inference or implication.

      (b) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("REGULATION S-P"), promulgated under the Gramm-Leach-Bliley Act (the "GLB ACT"), disclosed or otherwise made accessible by a party hereunder is for the specific purpose of permitting the other party to perform its duties as set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the GLB Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extend as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the GLB Act.

      (c) Without limiting the generality of the preceding clause (a), the Custodian acknowledges and agrees that the Funds are prohibited by law from making selective public disclosure of information regarding portfolio holdings, that disclosure of any and all such information to the Custodian hereunder is made strictly under the conditions of confidentiality set forth in this Section 10 and solely for the purposes of the performance of custodial services hereunder, that any misuse of such information (including without limitation any disclosure to others by the Custodian or any of its employees or agents, or any trading on the basis of such information by anyone in receipt of such information) may constitute a criminal offense of trading on or tipping of material inside information regarding publicly traded securities, that access to any and all such information regarding portfolio holdings of the Funds should be restricted to those persons needing such information in the course of the performance of duties hereunder, and that the Custodian shall apprise all such persons having access of the obligation hereunder and under applicable law to prevent unauthorized disclosure of such confidential information.

      (d) The Custodian acknowledges and agrees that any breach or threatened breach of this Section 10 would cause not only financial damage, but irreparable harm to the Funds; for which money damages will not provide an adequate remedy. Accordingly, in the event of a breach or threatened breach of this Section 10, the Funds shall (in addition to all other rights and remedies they may have pursuant to this Agreement, including without limitation Section 8(f), and at law and in equity) be entitled to an injunction, without the necessity of posting any bond or surety, to restrain disclosure or misuse, in whole or in part, of any Confidential Information.

11.   NOTICES.

      (a) All notices and other communications, excluding Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed, if to the Custodian, at:

          if to any of the Funds, at:

or at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

13.   FUNDS AS PARTIES; LIMITATION ON FUND LIABILITIES.

      (a) The Custodian acknowledges and agrees that the obligations assumed by each of the Funds hereunder shall be limited in all cases to the assets of the Fund and that the Custodian may not seek satisfaction of any such obligation from the officers, agents, employees, trustees, directors or shareholders of the Fund. With respect to each Fund organized as a Massachusetts business trust or other business trust (or Portfolio thereof) where the trustees, officers, employees or shareholders of such business trust (or Portfolio thereof) may be held personally liable for its obligations, the Custodian acknowledges and agrees that, to the extent such trustees or officers are regarded as entering into this Agreement, they do so only as trustees or officers and not individually and that the obligations of this Agreement are not binding upon any such trustee, officer, employee or shareholder individually, but are binding only upon the assets and property of said Fund (or Portfolio thereof). The Custodian hereby agrees that such trustees, officers, employees or shareholders shall not be personally liable under this Agreement and that the Custodian shall look solely to the property of the Fund (or Portfolio thereof) for the performance of the Agreement or payment of any claim under the Agreement.

      (b) This Agreement is an agreement entered into between the Custodian and each of the Funds with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Custodian shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates with the same effect as if the Custodian had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

      (c) Additional management investment companies (each a "NEW FUND") may from time to time become parties as Funds to this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by any such New Fund on behalf of each of its series or portfolios, (ii) an amendment and restatement of EXHIBIT A setting forth the appropriate information as to such New Fund and its series or portfolios, and (iii) copies of the New Fund's Governing Documents and (B) the Custodian's receipt of the foregoing documents, whereupon the Custodian, subject to satisfactory completion of its customary due diligence, may agree in writing to the addition of such New Fund and its series or portfolios, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian's ability to provide services hereunder to the New Fund is otherwise restricted by regulatory requirements or its internal risk profiles or policies, which may include consideration of material changes to the risks contemplated by the provision of the services under this Agreement to a New Fund or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

      (d) Additional portfolios or series of existing management investment companies that are already party to this Agreement (each a "NEW PORTFOLIO") may from time to time be added to this list of series or portfolios serviced under this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by the existing party Fund on behalf its New Portfolio, (ii) an amendment and restatement of EXHIBIT A setting forth the appropriate information as to such New Portfolio, and (iii) copies of the New Portfolio's Governing Documents, if applicable, and (B) the Custodian's receipt of the foregoing documents, whereupon the Custodian, subject to satisfactory completion of its customary due diligence, may agree in writing to the addition of such New Portfolio, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian's ability to provide services hereunder to the New Portfolio is otherwise restricted by regulatory requirements or its internal risk profiles or policies, which may include consideration of material changes to the risks contemplated by the provision of services under this Agreement to a New Portfolio or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

14.   MISCELLANEOUS.

      (a) This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

      (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party, nor may the duties of either party hereunder be delegated, without the prior written consent of the other party.

      (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and all exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      (d) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      (e) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

      (f) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (g) This Agreement shall be deemed to be a contract made in the Commonwealth of Massachusetts and governed by the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

      (h) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      (i) SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO  [X]   The Custodian is not authorized to release the Fund's name, address, and share positions.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

                                           EACH MANAGEMENT INVESTMENT
                                           COMPANY IDENTIFIED ON EXHIBIT A
                                           HERETO

                                           By: _________________________________
                                           Name:
                                           Title:

                                           STATE STREET BANK AND TRUST
                                           COMPANY

                                           By: _________________________________
                                           Name:
                                           Title:

                                                                    exhibit h(4)

                         SERVICE MARK LICENSE AGREEMENT

            THIS SERVICE MARK LICENSE AGREEMENT (this "AGREEMENT"), dated as of December 1, 2005 (the "EFFECTIVE DATE"), by and among Citigroup Inc., a corporation incorporated in the State of Delaware ("CITIGROUP"), and each investment company signing this Agreement (on behalf of itself and each series thereof, as applicable) (each liquidity fund investment company and series, and trust separately, a "LICENSEE").

                                   WITNESSETH:

            WHEREAS, Legg Mason, Inc., a corporation incorporated in the State of Maryland ("LEGG MASON") and Citigroup have entered into a Transaction Agreement, dated as of June 23, 2005 and amended as of the Effective Date (as amended, the "TRANSACTION AGREEMENT"), under which Citigroup is selling to Legg Mason substantially all of its global asset management business currently operated as Citigroup Asset Management and Legg Mason is selling the PC/CM Business, including the private client business of Legg Mason to Citigroup;

            WHEREAS, pursuant to the Amended and Restated Global Distribution Agreement, between Legg Mason and Citigroup, dated as of October 3, 2005 (as amended, the "DISTRIBUTION AGREEMENT"), Citigroup agreed to distribute through certain Affiliates of Citigroup the Licensees (including any class, series or shares of such Licensees) set forth on SCHEDULE A;

            WHEREAS, effective as the Closing of the Transaction, an Affiliate of Legg Mason that is wholly-owned by Legg Mason serves as the investment adviser for each Licensee ("ADVISER");

            WHEREAS, Citigroup owns all right, title and interest in the Citi Marks (as defined below), and each Licensee desires a license to use the Citi Marks and Citigroup is willing to grant such license to each Licensee, on the terms and subject to the conditions contained herein;

            WHEREAS, Citigroup prior to the Effective Date had granted permission to Licensee to use the Citi Mark(s) designated under Licensee's name in Schedule A (such names and marks that contain or otherwise reference CITI, the "CITI MARKS"), and Licensee desires a license to continue to use such Citi Mark(s) for a period of time and Citigroup is willing to grant such license to each Licensee, on the terms and subject to the conditions contained herein;

            WHEREAS, pursuant to that certain Service Mark License Agreement of even date hereof between Citigroup and Legg Mason, Citigroup is granting Legg Mason a license to use the Citi Marks solely in connection with the investment advisory services provided by Legg Mason or Affiliates thereof to each Licensee as well as the advertising, marketing, promotion, and distribution of each Licensee (the "LEGG MASON LICENSE"); and

            WHEREAS, this Agreement serves as an individual license agreement between Citigroup and each Licensee.

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

            1.01 DEFINED TERMS. Initially capitalized terms shall have the meaning respectively ascribed to them herein, including the following terms:

            "ADVISER" has the meaning set forth in the Recitals.

            "AFFILIATE" means, with respect to any specified Person, any other Person that at the time of determination, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

            "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

            "BUSINESS DAY" means any day other than a Saturday, Sunday, or a holiday on which commercial banks in the State of New York are closed.

            "CITI MARKS" has the meaning set forth in the Recitals.

            "CITIGROUP" has the meaning set forth in the first paragraph of this Agreement.

            "CONTROL" (including its correlative meanings "Controlled by" and "under common Control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

            "DISTRIBUTION AGREEMENT" has the meaning set forth in the Recitals.

            "EFFECTIVE DATE" has the meaning set forth in the first paragraph of this Agreement.

            "GOVERNMENTAL AUTHORITY" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, including the Securities and Exchange Commission and any SRO within or outside the United States.

            "INDEMNIFIED PARTY" has the meaning set forth in Article 9 of this Agreement.

            "INDEMNIFYING PARTY" has the meaning set forth in Article 9 of this Agreement.

            "LAW" means, with respect to any Person, any domestic or foreign federal or state statute, law, ordinance, rule, administrative code, administrative interpretation, regulation, order, consent, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement of (or agreement with) any Governmental Authority (including any memorandum of understanding or similar arrangement with any Governmental Authority), in each case binding on that Person or its property or assets.

            "LEGG MASON" shall have the meaning set forth in the Recitals.

            "LEGG MASON LICENSE" shall have the meaning set forth in the Recitals.

            "LICENSE" has the meaning set forth in Section 2.01 of this Agreement.

            "LICENSEE" has the meaning set forth in the first paragraph of this Agreement.

            "NOTICE" has the meaning set forth in Section 10.01 of this Agreement.

            "PERSON" means any individual, corporation, business trust, partnership, association, limited liability company, unincorporated organization or similar organization, or any Governmental Authority.

            "SRO" means the NASD, the National Futures Association, each national securities exchange in the United States and each other board or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisers, futures commission merchants, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers.

            "TERM" has the meaning set forth in Section 7.01 of this Agreement.

            "THIRD PARTY CLAIM" has the meaning set forth in Section 9.01 of this Agreement.

            "TRADEMARKS" means, collectively, whether registered or unregistered, trademarks, service marks, certification marks, trade dress, logos, trade names, slogans, designs, URL addresses, internet domain names, and any similar indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, all statutory and common-law rights thereto, and all rights therein provided by international treaties and conventions.

            "TRANSACTION AGREEMENT" has the meaning set forth in the Recitals.

            1.02 OTHER DEFINITIONAL PROVISIONS. Capitalized terms not otherwise defined herein have the meaning set forth in the Transaction Agreement. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedules hereto, as the same may from time to time be amended or supplemented and not to any particular subdivision contained in this Agreement. The word "including" when used herein is not intended to be exclusive, or to limit the generality of the preceding words, and means "including, without limitation". References herein to an Article, Section, subsection, clause, or Schedule shall refer to the appropriate article, section, subsection, clause, or schedule of this Agreement, unless expressly stated otherwise.

                                   ARTICLE 2
                      LICENSE TO LICENSEE OF THE CITI MARKS

            2.01 GRANT OF LICENSE. During the Term, and subject to the terms and conditions of this Agreement and applicable Law, Citigroup hereby grants to Licensee a non-exclusive, non-transferable (except as otherwise permitted in Section 10.10), worldwide, fully paid-up and royalty-free, and non-sublicenseable right and license to use the Citi Marks solely as part of the name of Licensee as set forth in SCHEDULE A (the "LICENSE").

                                   ARTICLE 3
                           OWNERSHIP OF THE CITI MARKS

            3.01 OWNERSHIP OF CITI MARKS. Licensee acknowledges that as between Citigroup, on the one hand, and Licensee, on the other, Citigroup is the owner of the Citi Marks and the goodwill attached thereto. Licensee covenants and agrees not to challenge the validity, enforceability or Citigroup's or its Affiliates' ownership of the Citi Marks in any jurisdiction. Licensee shall not acquire any ownership rights in the Citi Marks. Nothing herein shall be deemed, intended, or implied to constitute a sale or assignment of the Citi Marks to Licensee. Licensee agrees that all goodwill from its use of the Citi Marks under this Agreement shall inure solely to the benefit of Citigroup, and this Agreement does not confer on Licensee any goodwill or ownership interest in the Citi Marks.

            3.02 NOTICES WITH RESPECT TO CITI MARKS. Licensee acknowledges and agrees that it shall not create or distribute any materials (whether in written, electronic, or other form) bearing the Citi Marks.

            3.03 AVOIDANCE OF ADVERSE ACTIONS BY LICENSEE. Licensee shall not:
(i) take any action that would disparage or diminish the value or reputation of the Citi Marks; (ii) either directly or indirectly apply for the registration or renewal of registration of the Citi Marks or any variation thereon, or any Trademark which contains or is confusingly similar to the Citi Marks or their transliteration in any language; (iii) subject to Section 7.02(d) use the Citi Marks in any jurisdiction after such time that Licensee knows that such use in such jurisdiction infringes or is credibly alleged to infringe the Trademark rights or other proprietary rights of another Person (PROVIDED, HOWEVER, that Citigroup may agree to permit Licensee to continue to use the Citi Marks in such jurisdiction if Citigroup determines that there are reasonable defenses to such claim of infringement); or (iv) without Citigroup's prior written consent, which may in Citigroup's sole good faith discretion be withheld (and Citigroup will provide Licensee with a written explanation for its disapproval at the time of such disapproval), combine the Citi Marks with any other Trademark, any prefix or suffix, or any other modifying word or term, other than as expressly provided in SCHEDULE A.

            3.04 RECORDINGS. In the event Citigroup reasonably deems recordation necessary, Licensee shall, to the extent it has the power and authority to do so, reasonably cooperate with Citigroup at Citigroup's sole expense, for Licensee's reasonable out-of-pocket costs, in connection with the recording of this Agreement with the appropriate Governmental Authorities and, if necessary, in the renewal of such recordation, including the prompt execution of all documents necessary in connection with such recording. To the extent it has the power and authority to do so, Licensee shall provide documents and other information to Citigroup as reasonably necessary to accomplish such recordation, including by submitting a revised version of this Agreement in a form necessary, but without change of substance (except where such change is necessary for purposes of recordation) hereof, for recordation. At Citigroup's expense, for Licensee's reasonable out-of-pocket costs, and to the extent it has the power and authority to do so, Licensee shall cooperate to effect a cancellation or termination of any recordation of this Agreement with the appropriate Governmental Authorities upon termination or expiration of this Agreement, but in no event, later than twenty (20) days following the termination or expiration of this Agreement. Licensee hereby grants to Citigroup an irrevocable power of attorney coupled with an interest solely to effect such cancellation.

            3.05 DOMAIN NAMES. Licensee represents that it does not own any Internet domain names containing Citi Marks.

                                   ARTICLE 4
                                 QUALITY CONTROL

            4.01 QUALITY OF LICENSEE'S SERVICES. Licensee shall not provide services under the Citi Marks.

            4.02 COMPLIANCE WITH LAW AND GOVERNMENT APPROVALS. Licensee shall, beginning on the Effective Date, comply with all applicable Laws in connection with its use of the Citi Marks, its conduct of business under the Citi Marks, and the performance of any other obligations under this Agreement, to the extent such non-compliance could reasonably be expected to have an adverse effect on Citigroup or any of the Citi Marks or the goodwill or reputation associated therewith. Licensee shall be responsible for the expense of obtaining and maintaining all licenses, permits, and regulatory approvals which are required by any Governmental Authority with respect to Licensee's business, if any, and of complying with any requirements of such Governmental Authorities, including providing all appropriate notices to investors, if applicable. Without limitation to the foregoing, in the event that applicable Law prohibits or restricts or requires expanded use of the Citi Marks hereunder, the License shall automatically be deemed to be so restricted or expanded, and Licensee shall comply with such applicable Law, provided that in the event of the expansion of a License pursuant to this Section 4.02, to the extent it has the power and authority to do so, Licensee shall (i) immediately notify Citigroup in writing of such requirement, (ii) use all commercially reasonable efforts, as requested by Citigroup, to avoid any expansion of such use and still comply with any applicable Law, and (iii) otherwise cooperate with Citigroup's reasonable requests to avoid such expansion without violating any applicable Law.

            4.03 THIRD PARTY DISTRIBUTORS. Licensee agrees that any third party distributors of the Funds will be subject to Citigroup's prior written approval, which approval may be withheld by Citigroup only if Citigroup reasonably believes such third party distributor would adversely affect Citigroup or any of the Citi Marks or the goodwill or reputation associated therewith, PROVIDED THAT the third party distributors of the Funds immediately prior to the Effective Date shall be deemed approved hereunder.

                                   ARTICLE 5
                        INTELLECTUAL PROPERTY PROTECTION

            5.01 PROTECTION OF THE CITI MARKS. To the extent it has the power and authority to do so and is permitted by applicable Law, Licensee agrees, as Citigroup may reasonably request and at Citigroup's expense, for Licensee's reasonable out-of-pocket costs, to cooperate with Citigroup or its Affiliates in the prosecution and elimination of any unauthorized use or infringement of the Citi Marks. Notwithstanding any other provision of this Agreement, Citigroup shall have the sole right to control the prosecution and defense of any claim alleging infringement or other violation of the Citi Marks, PROVIDED THAT to the extent resolution of any such claim is reasonably likely to have an adverse impact on Licensee, Citigroup shall consult with Licensee or Legg Mason on behalf of Licensee in connection therewith.

                                    ARTICLE 6
                         RECORDS; AUDITS AND INSPECTIONS

            6.01 MAINTENANCE OF RECORDS. In accordance with federal securities laws and other applicable Law, Licensee shall maintain accurate books, records, and accounts, including financial and accounting records, relating to Licensee's business (such books, records, and accounts, collectively, the "COVERED BOOKS AND RECORDS").

            6.02 RIGHT OF INSPECTION AND AUDIT. On a quarterly basis, and to the extent permissible under applicable Law and except for the disclosure of Licensee's holdings at any particular date prior to such disclosure to the public, Citigroup and its Affiliates, and their officers, employees, and agents, and regulatory officials with regulatory authority over Citigroup, may perform reviews, including onsite visits and audits of the Covered Books and Records, solely to the extent reasonably necessary to ensure that Licensee is not in material breach of this Agreement. In connection therewith, Licensee shall provide to such Person, during normal business hours and with reasonable advance Notice, access to such Covered Books and Records as they or Citigroup may reasonably request for such purpose.

                                    ARTICLE 7
                              TERM AND TERMINATION

            7.01 TERM. This Agreement (and the rights granted to Licensee hereunder) shall become effective on the Effective Date and shall endure with respect to any Licensee until the earlier of the expiration or earlier termination of the Legg Mason License or the expiration or earlier termination of any applicable rights with respect to such Licensee under the Legg Mason License (the "TERM").

            7.02 TERMINATION OF LICENSE. Upon the expiration or earlier termination of this Agreement (or of a Licensee's rights to use the Citi Marks hereunder, in which case the following provisions of this Section 7.02 shall apply only with respect to such Licensee):

                 (a) Subject to Section 7.02(d), Licensee's License to use the Citi Marks immediately and automatically shall terminate and all rights in the Citi Marks granted to Licensee shall revert to Citigroup, and at Citigroup's request, Licensee shall assign any goodwill accrued to Licensee under the Citi Marks, if any, to Citigroup (the parties acknowledge that no such assignment is necessary or required with respect to use of the Citi Marks within the United States);

                 (b) Licensee immediately shall destroy all materials in its custody and control, if any, utilizing the Citi Marks and provide confirmation of same to Citigroup, except that Licensee shall be permitted to keep copies of such materials as may be required by applicable Law and such additional number of copies as it reasonably deems appropriate for internal recordkeeping purposes;

                 (c) Licensee immediately shall take all steps necessary, and fully cooperate with Citigroup and/or its Affiliates at Citigroup's request and sole expense, for Licensee's reasonable out of pocket costs, to cancel any recordation of this Agreement with any Governmental Authorities;

                 (d) Notwithstanding the foregoing clauses (a) - (c), Licensee shall not be required to cease a particular use of the Citi Marks in the event that such continued use of such mark is required by any applicable Law, PROVIDED THAT Licensee (i) immediately notifies Citigroup in writing of such requirement, (ii) uses all commercially reasonable efforts to cease such use and still comply with any applicable Law, and (iii) cooperates with Citigroup with respect to such efforts to cease use without violating any applicable Law. For purposes of clarification, the foregoing shall not relieve Licensee from its obligation to cure a breach of this Agreement; and

                 (e) For purposes of clarity, and except as otherwise prohibited under applicable Law, nothing in this Agreement shall preclude any good faith uses of the Citi Marks by Licensee that are (i) not in commerce, (ii) nominative references to Citigroup in a manner that could generally be made by Licensee with respect to third-party financial services companies (I.E., not in a manner that states a present or past affiliation between the Parties or their respective Affiliates (unless and to the extent required by Law or specifically permitted pursuant to another agreement between the Parties)), or (iii) factual references to the Citi Marks in historical and tax records.

            7.03 CHANGE OF COMPANY NAME FOLLOWING TERMINATION. Upon expiration or earlier termination of this Agreement (or of a Licensee's rights to use the Citi Marks hereunder, in which case the following provisions of this Section
7.03 shall apply only with respect to such Licensee), Licensee shall take all actions necessary or appropriate to the extent within its control, and cooperate with Citigroup and its Affiliates, to (x) de-register Licensee's corporate name that contains Citi Marks, (y) cancel any recordation of this Agreement with Governmental Authorities, and (z) change its name to a name that does not include the Citi Marks, or any variation, derivation or colorable imitation thereof.

            7.04 SURVIVAL. Notwithstanding any provisions of this Article stating otherwise, Sections 3.01, 3.03, 3.04, 7.02, 7.03, and 7.04, and Articles 8, 9, and 10 of this Agreement shall survive any expiration or termination of this Agreement.

                                    ARTICLE 8
                                   DISCLAIMER

            8.01 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. CITIGROUP HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE CITI MARKS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTED IN THIS AGREEMENT AND THE CITI MARKS, ARE PROVIDED "AS IS."

            8.02 EXCLUSION OF LIABILITY. EXCEPT FOR THE PARTIES' INDEMNIFICATION OBLIGATIONS PROVIDED FOR HEREIN AND EXCEPT IN THE CASE OF A PARTY'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR BAD FAITH BREACH HEREUNDER, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE) TO THE OTHER PARTY OR ANY OTHER PERSON FOR DAMAGES FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                                    ARTICLE 9
                                 INDEMNIFICATION

            9.01 INDEMNIFICATION BY CITIGROUP. Citigroup (as the "INDEMNIFYING PARTY") hereby agrees to indemnify and hold harmless Licensee, and its respective directors, officers, employees and agents (collectively, as the "INDEMNIFIED PARTY") with respect to any Losses incurred, arising from, or based in any respect on any action, suit, proceeding, claim, demand, investigation or assessment made or brought by a third party that is unaffiliated with a Party hereto (each, a "THIRD PARTY CLAIM") of Trademark infringement or dilution, to the extent arising from the use by Licensee of the Citi Marks as expressly permitted under this Agreement.

            9.02 CLAIMS.

                 (a) Upon receipt by an Indemnified Party of Notice of a Third Party Claim with respect to a matter for which such Indemnified Party is indemnified under this Article 10 which has, or is reasonably expected to, give rise to a claim for Losses, the Indemnified Party shall as soon as practicable notify the Indemnifying Party, in writing, indicating the nature of such Third Party Claim and the basis therefor; PROVIDED, HOWEVER, that any delay or failure by the Indemnified Party to give Notice to the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. Such written Notice shall (i) describe such Third Party Claim in reasonable detail including the sections of this Agreement which form the basis for such claim; PROVIDED that the failure to identify a particular section in such Notice shall not preclude the Indemnified Party from subsequently identifying such section as a basis for such claim, (ii) attach copies of all substantive written evidence thereof and (iii) if possible, set forth an estimate of the amount of Losses that have been or may be sustained by an Indemnified Party; PROVIDED that such estimate shall not be binding or used in place of the actual amount of Losses subject to this Article IX.

                 (b) Except for actions involving alleged infringement or dilution arising from the use of the Citi Marks, the Indemnifying Party shall have five (5) Business Days after receipt of Notice to elect, at its option, to assume and control the defense of, at its own expense and by its own counsel, any such Third Party Claim and shall be entitled to assert any and all defenses available to the Indemnified Party to the fullest extent permitted under applicable Law.

                 (c) If the Indemnifying Party shall undertake to compromise any such Third Party Claim, it shall promptly, but in any event within ten (10) Business Days of the receipt of Notice from the Indemnified Party of such Third Party Claim, notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of any such Third Party Claim; PROVIDED, HOWEVER, that the Indemnifying Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed) unless the relief consists solely of money Losses to be paid by the Indemnifying Party and includes a provision whereby the plaintiff or claimant in the matter releases the Purchaser Indemnified Parties or Seller Indemnified Parties, as applicable, from all liability with respect thereto.

                 (d) Notwithstanding an election to assume the defense of any action or proceeding, and except for actions involving alleged infringement or dilution arising from the use of the Citi Marks, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if the (i) Indemnified Party shall have determined in good faith that an actual or potential conflict of interest makes representation by the same counsel or the counsel selected by the Indemnifying Party inappropriate or (ii) Indemnifying Party shall have authorized the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

                 (e) The Indemnified Party and Indemnifying Party and their counsel shall cooperate in the defense of any Third Party Claim subject to this
Article 10, keep such Persons informed of all developments relating to any such Third Party Claims and provide copies of all relevant correspondence and documentation relating thereto. All costs and expenses incurred in connection with the Indemnified Party's cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of such asserted liability.

                 (f) Except for actions involving alleged infringement or dilution arising from the use of the Citi Marks, if the Indemnifying Party receiving such Notice of a Third Party Claim does not elect to defend such Third Party Claim pursuant to Section 9.02(a), or does not defend such Third Party Claim in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party's expense, to defend such Third Party Claim; PROVIDED, HOWEVER, that the Indemnified Party shall not settle, compromise or discharge, or admit any liability with respect to, any such Third Party Claim without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld or delayed).

                 (g) Notwithstanding any other provision of this Section 9.02, in the event a Third Party Claim under this Article 9 is asserted alleging infringement or dilution arising from the use of the Citi Marks, (i) Citigroup shall, and shall have the sole right to, defend or otherwise resolve such Third Party Claim, and (ii) subject to 7.02(d), Licensee shall at Citigroup's request promptly phase out use of such challenged Citi Mark(s) in the relevant jurisdictions(s) if in Citigroup's reasonable judgment there exists colorable grounds for such third party claim.

            9.03 EXCLUSIONS. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Indemnifying Party be obligated under this Article 10 to indemnify an Indemnified Party otherwise entitled to indemnity hereunder in respect of any Losses to the extent that such Losses result from (i) the Indemnified Party's willful misconduct or negligence, (ii) the Indemnified Party's failure to perform its obligations under this Agreement, or (iii) the Indemnified Party's violation of Law.

                                   ARTICLE 10
                                  MISCELLANEOUS

            10.01 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement or in connection with this Agreement ("NOTICE") will be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile Notice, when sent and transmission is confirmed, and, regardless of method, addressed to the Party at its address or facsimile number set out below (or at such other address or facsimile number as the Party furnishes the other Party in accordance with this Section):

       If to Citigroup:

                Citigroup
                909 Third Ave.
                15th Floor
                New York, NY 10022
                USA
                Attention:       Anne Moses, Esq.
                                 Assistant Secretary and Chief Trademark Counsel
                Facsimile:       1-212-793-4405

       If to Licensee:

                                 Rosemary Emmens
                       300 First Stamford Place, 4th floor

                               Stamford, CT 06902
                               Facsimile: (203) 890-7066

            10.02 RELATIONSHIP BETWEEN THE PARTIES. Nothing contained in this Agreement will be deemed to be construed by the Parties or any third party as creating a partnership, an agency relationship or joint venture between the Parties or any of their respective employees, representatives or agents.

            10.03 AMENDMENT AND WAIVERS. No amendment to this Agreement will be effective unless it is in writing and signed by each Party. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the Party entitled to the benefits of the provision only by a written instrument duly executed and delivered by the Party granting the waiver, but the waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

            10.04 SEVERABILITY. In the event that any of the provisions in this Agreement is determined invalid, void or unenforceable, the provision will be deemed deleted from this Agreement and the remaining provisions of this Agreement will continue in full force and effect.

            10.05 GOVERNING LAW. The provisions of this Agreement are to be governed by and construed in accordance with the Laws of the State of New York applicable to the agreements made and to be performed entirely within the State, without regard to the conflicts of laws principles of the State.

            10.06 JURISDICTION

            THE PARTIES IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            10.07 EQUITABLE RELIEF. Licensee acknowledges and agrees that violation of the provisions of this Agreement may cause Citigroup irreparable injury not compensable by money damages for which Citigroup may not have an adequate remedy at law, and if Citigroup institutes an action or proceeding to enforce the provisions of this Agreement and seeks injunctive or other equitable relief as may be necessary to enjoin, prevent or curtail any breach thereof, threatened or actual, then Citigroup shall not be required to prove irreparable injury, and shall be entitled to such relief without the posting of any bond or other security.

            10.08 REMEDIES CUMULATIVE. All remedies in this Agreement are cumulative, in addition to and not in lieu of any other remedies available to a Party at Law or in equity, subject only to the express limitations on liabilities and remedies set forth herein.

            10.09 ENTIRE AGREEMENT. This Agreement (including all Schedules hereto), embody the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. The Parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Agreement.

            10.10 NO ASSIGNMENT. No Party may assign or transfer all or part of its rights and/or obligations under this Agreement without the prior written consent of the other Party and any purported assignment without such consent will be void; PROVIDED, that such prior written consent will not be required in the event that (i) Licensee or Citigroup sells, transfers, divests or otherwise disposes of all or substantially all of its business to one or more of its Controlled Affiliates, or (ii) Citigroup assigns one or more of the Citi Marks to one or more of its Controlled Affiliates. This Agreement shall be binding on the successors and permitted assigns of each Party hereto.

            10.11 PARTIES. All references herein to "LICENSEE" are to each of the entities signing this Agreement (and each series thereof), individually, as if this Agreement were between Citigroup and such individual entity or series. Any reference in this Agreement to the "PARTIES" or "PARTY" shall mean Citigroup and such individual Licensee.

            10.12 NO THIRD-PARTY BENEFICIARIES. Except as expressly provided herein, no third party is intended, or shall be deemed, to be a beneficiary of any provision of this Agreement.

            10.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            10.14 FURTHER ASSURANCES AND COOPERATION. Each Party agrees to execute and deliver such other documents and to take all such other actions as the other Parties may reasonably request to effect the terms of this Agreement.

            10.15 NO STRICT CONSTRUCTION; TABLE OF CONTENTS AND HEADINGS. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction against either Party shall apply to any term or condition of this Agreement. The table of contents, article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

            10.16 ENFORCEABILITY. The Parties represent that this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and legally binding obligations of, such representing Party, enforceable against such representing Party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity, where applicable.

            IN WITNESS WHEREOF, this Agreement has been duly executed on the Effective Date.

                                        CITIGROUP INC.

                                        By: /s/ Anne Moses
                                           -------------------------------
                                           Name:  Anne Moses
                                           Title: Assistant Secretary

LICENSEES

                                        EACH OF THE ENTITIES (AND SERIES
                                        THEREOF) LISTED ON SCHEDULE A
                                        HERETO

                                        By: /s/ R. Jay Gerken
                                           -------------------------------
                                           Name:  R. Jay Gerken
                                           Title: President

                                   SCHEDULE A

UNITED STATES

CITIFUNDS INSTITUTIONAL TRUST
Citi Institutional Liquid Reserves
Citi Institutional Cash Reserves
Citi Institutional US Treasury Reserves
Citi Institutional Tax Free Reserves
Citi Institutional Enhanced Income Fund

CITIFUNDS PREMIUM TRUST
Citi Premium Liquid Reserves
Citi Premium US Treasury Reserves

CITIFUNDS TRUST III
Citi California Tax Free Reserves
Citi Cash Reserves
Citi Connecticut Tax Free Reserves
Citi New York Tax Free Reserves
Citi Tax Free Reserves
Citi U.S. Treasury Reserves

CITIFUNDS TRUST I
Citi Institutional Money Reserves